UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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  FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 5.02 of this Current Report on Form 8-K with respect to the Service Agreement (as defined below) is incorporated by reference into this Item 1.01 in its entirety.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 18, 2017 (the “Termination Date”), LifeVantage Corporation (the “Company”) terminated the employment of Mark Jaggi, the Company’s Chief Financial Officer.
Pursuant to Mr. Jaggi’s key executive benefit package agreement, effective August 24, 2015 (the “Benefit Package Agreement”), Mr. Jaggi will be eligible to receive severance in an aggregate amount equal to $162,500, the amount of six months of his annual base salary as of the Termination Date. This severance amount will be paid in substantially equal monthly installments over the six-month period following the Termination Date; provided, however, that as a condition to receiving and continuing to receive the severance payments, (i) Mr. Jaggi must execute and not revoke a separation agreement in a form prescribed by us, which shall include, among other things, a release of all claims against the Company and a covenant not to sue and (ii) Mr. Jaggi must remain in full compliance with such separation agreement.
The description of Mr. Jaggi’s Benefit Package Agreement contained in this Item 5.02 is qualified in its entirety by reference to the actual Benefit Package Agreement, a copy of which was filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K filed by the Company on August 24, 2015.
Also, effective January 18, 2017, the Company appointed Gary Koos, through Cerius Interim Executive Solutions (“Cerius”), to serve as the Company’s Interim Chief Financial Officer and its principal financial officer.
Mr. Koos, age 59, previously served as Head of Finance of the PCT division of Comet Technologies, USA. Inc, a leading supplier in the semiconductor industry, from November 2013 until January 2016. From May 2011 until April 2013, Mr. Koos served in various roles at Worldwide Energy and Manufacturing, including as President, Chief Executive Officer, Chief Financial Officer and a member of the board. Mr. Koos received a Master of Business Administration degree in International Business and a Bachelor of Science degree in Business Administration from the University of California, Berkeley.
In connection with Mr. Koos’ appointment as Interim Chief Financial Officer, the Company entered into a Service Agreement with Cerius (the “Service Agreement”). Pursuant to the terms of the Service Agreement, the Company will pay Cerius $8,500 per week and the Company will reimburse Mr. Koos for certain travel expenses. Additionally, the Company will indemnify Cerius in connection with the performance of its services. The Service Agreement is terminable by either party upon written notice to the other party.
There are no family relationships between Mr. Koos and any of the Company’s directors or executive officers and other than as disclosed in this Current Report on Form 8-K, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The description of the Service Agreement is qualified in its entirety by reference to the actual Service Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01	Other Events.
On January 18, 2017, the Company issued a press release announcing the termination of Mr. Jaggi’s employment from the Company and the appointment of Mr. Koos as Interim Chief Financial Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Service Agreement, effective as of January 18, 2017
99.1	Press Release, dated January 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2017	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President, Legal Affairs